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                                                                   Exhibit 21.1


                            CTI GROUP (HOLDINGS) INC.

                              List of Subsidiaries
                             as of December 31, 2002


         Name                                           State of Incorporation
         ----                                           ----------------------

CTI Billing Solutions Inc.                                  Delaware

CTI Delaware Holdings Inc.                                  Delaware

CTI Data Solutions (USA) Inc.                               Delaware

Centillion Data  Systems LLC.                               Delaware


         Name                                               Country
         ----                                               -------

CTI Data Solutions Ltd.                                     United Kingdom

CTI Billing Solutions Ltd.                                  United Kingdom